Exhibit 5.1

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,

LOS ANGELES, PALO ALTO,

SACRAMENTO, SAN DIEGO,

DENVER, NORTHERN VIRGINIA,

WASHINGTON, D.C.

TOKYO, LONDON, BRUSSELS,

BEIJING, SHANGHAI, HONG KONG

SINGAPORE

Writer’s Direct Contact

415.268.6213

ASilva@mofo.com

July 22, 2013

Marrone Bio Innovations, Inc.

2121 Second St. Suite A-107

Davis, CA 95618

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), in connection with the registration of 4,830,000 shares of the Company’s Common Stock, par value $0.00001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the issuance and sale by the Company of 4,200,000 shares of Common Stock (the “Firm Shares”) and, if exercised, the sale by the Company of up to 630,000 shares of Common Stock subject to an option to purchase additional shares (the “Optional Shares” and, together with the Firm Shares, the “Shares”).

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that upon the effectiveness of the Company’s Fourth Amended and Restated Certificate of Incorporation, the Shares have been duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP